EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statementson Form S-8 (Registration Nos. 333-144122 and 333-167570) of The InterGroup Corporation of our reportdated September 21, 2011,relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California
September 21, 2011